UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

BROAD STREET REALTY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09043	36-3361229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Woodmont Ave, Suite 350
Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 828-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Preferred Equity Investment Agreement

On November 22, 2022, Broad Street Operating Partnership, LP (the “Operating Partnership”), the operating partnership of Broad Street Realty, Inc. (the “Company”), and Broad Street Eagles JV LLC, a newly formed subsidiary of the Operating Partnership (the “Eagles Sub-OP”), entered into a Preferred Equity Investment Agreement (the “Investment Agreement”) with CF Flyer PE Investor LLC (the “Fortress Member”), an affiliate of Fortress Investment Group LLC (“Fortress”), pursuant to which the Fortress Member invested $80.0 million in the Eagles Sub-OP in exchange for a preferred membership interest (such interest, the “Preferred Interest” and such investment, the “Preferred Equity Investment”). The terms, rights, obligations and preferences of the Preferred Interest are set forth in the Operating Agreement (as defined below). The Company’s board of directors (the “Board”) unanimously approved the Investment Agreement, the Preferred Equity Investment and the related agreements and transactions contemplated thereby. The closing under the Investment Agreement occurred on November 23, 2022.

In connection with the Preferred Equity Investment, (i) the Fortress Member was admitted as a member of the Eagles Sub-OP, (ii) the Operating Partnership, the Fortress Member and the Independent Manager (as defined in the Operating Agreement) entered into an Amended and Restated Limited Liability Company Agreement of the Eagles Sub-OP (the “Operating Agreement”), (iii) the Operating Partnership contributed to the Eagles Sub-OP its subsidiaries that, directly or indirectly, own the properties known as Brookhill Azalea Shopping Center, Vista Shops, Hollinswood Shopping Center, Avondale Shops, Greenwood Village Shopping Center and Lamar Station Plaza East, (iv) the Company’s subsidiary, Broad Street BIG First OP LLC (the “Basis Sub-OP”), redeemed 100% of the preferred membership interests in the Basis Sub-OP held by a subsidiary of Basis Management Group, LLC for $8.5 million (“Basis Redemption”), (v) the previously announced LSP Merger (as defined below) was consummated, (vi) the previously announced Midtown Row Acquisition (as defined below) was consummated, (vii) the previously announced acquisition of a land parcel adjacent to Lamar Station Plaza for a purchase price of $2.3 million was completed by a subsidiary of the Eagles Sub-OP, (viii) the Company’s term loans and credit facility with MVB Bank, Inc. (the “MVB Loans”) were paid in full, (ix) the loan secured by the property known as Lamar Station Plaza East was paid in full and (x) the Company exercised its option to extend the maturity date of the senior secured term loan (the “Basis Term Loan”) with Big Real Estate Finance I, LLC to January 1, 2024. The proceeds from the Preferred Equity Investment were used to fund all or a portion of the foregoing transactions, to pay transaction costs and for working capital.

The Investment Agreement contains customary representations and warranties made by the Operating Partnership and the Fortress Member, and certain of the Operating Partnership’s representations and warranties are qualified by information included in schedules to the Investment Agreement.

In connection with the Preferred Equity Investment, the Company, the Operating Partnership and the Eagles Sub-OP, as applicable, entered into the following agreements, which are described below (such documents, the “Transaction Documents”):

•
the Operating Agreement;
•
Governance Agreement, dated November 22, 2022, by and between the Company, the Fortress Member and the other parties named therein (the “Governance Agreement”);
•
Warrant to Purchase Common Stock, dated November 22, 2022, by and between the Company and the Fortress Member (the “Fortress Warrant”);
•
Cash Flow Pledge Agreement, dated November 22, 2022, by the Operating Partnership in favor of the Fortress Member (the “Cash Flow Pledge”);
•
Guaranty of Recourse Obligations, dated November 22, 2022, by the Company for the benefit of the Fortress Member (the “Company Guaranty”); and
•
Registration Rights Agreement, dated November 22, 2022, by and between the Company and the Fortress Member (the “Registration Rights Agreement”).

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Operating Agreement

Management Rights

The Operating Partnership serves as the managing member of the Eagles Sub-OP. The approval of the Fortress Member, however, is required for certain Major Actions (as defined in the Operating Agreement), including, but not limited to: (i) the adoption and approval of annual corporate and property budgets; (ii) the amendment, renewal, termination or modification of Material Contracts (as defined in the Operating Agreement), leases over 5,000 square feet and certain loan documents; (iii) the liquidation, dissolution, or winding-up of the Eagles Sub-OP, the Company or any of its subsidiaries; (iv) taking actions of bankruptcy or failing to defend an involuntary bankruptcy action of the Eagles Sub-OP, the Company or any of its subsidiaries; (v) effecting any reorganization or recapitalization of the Eagles Sub-OP, the Company or any of its subsidiaries; (vi) declaring or paying distributions on any equity security of the Eagles Sub-OP, the Company or any of its subsidiaries, subject to certain exceptions; (vii) issuing any equity securities in the Eagles Sub-OP, the Company or any of its subsidiaries, subject to certain exceptions; (viii) conducting a merger or consolidation of the Eagles Sub-OP, the Company or the Operating Partnership or selling substantially of the assets of the Company and its subsidiaries or the Eagles Sub-OP and its subsidiaries; (ix) amending, terminating or otherwise modifying the loans secured by the properties indirectly owned by the Eagles Sub-OP, subject to certain exceptions; (x) incurring additional indebtedness or making prepayments on indebtedness, subject to certain exceptions; (xi) acquiring any property outside the ordinary course of business of the Company; and (xii) selling any property below the minimum release price for such property.

In the event of a Trigger Event (as defined in the Operating Agreement and as described below), the Fortress Member has the right, among others, to remove the Operating Partnership as the managing member of the Eagles Sub-OP and to serve as the managing member until the Fortress Member is paid an amount (the “Redemption Amount”) equal to the sum of: (i) all outstanding loans advanced to the Eagles Sub-OP by the Fortress Member in accordance with the terms of the Operating Agreement, together with all accrued and unpaid return on such loans; (ii) the unredeemed balance of the Preferred Equity Investment; (iii) an amount equal to the greater of (x) all accrued and unpaid Preferred Return and (y) a 1.40x minimum multiple on the amount of all loans and capital contributions made by the Fortress Member to the Eagles Sub-OP in accordance with the terms of the Operating Agreement, which minimum multiple shall be reduced to 1.30x upon the consummation of a Qualified Public Offering (as defined below); and (iv) all other payments, fees, costs and expenses due or payable to the Fortress Member under the Operating Agreement, including a $10.0 million exit fee unless the Redemption Amount is paid upon or following the completion of a Qualified Public Offering.

Preferred Return

Pursuant to the Operating Agreement, the Fortress Member is entitled to monthly distributions, a portion of which will be paid in cash (the “Current Preferred Return”) and a portion of which will accrue on and be added to the Preferred Equity Investment each month (the “Capitalized Preferred Return” and, together with the Current Preferred Return, the “Preferred Return”). The initial Preferred Return is 12% per annum, comprised of a 5% Current Preferred Return and a 7% Capitalized Preferred Return; provided that, until the Portfolio Excluded Properties (as defined below) are contributed to the Eagles Sub-OP, the Capitalized Preferred Return is increased by 4.75%. The Capitalized Preferred Return increases each year by 1%. Commencing on November 22, 2027, the Preferred Return will be 19% per annum, all payable in cash, and will increase an additional 3% each year thereafter.

Upon the occurrence of a Trigger Event, a Delaware Law Payment Grace Period (as defined in the Operating Agreement) or if a Qualified Public Offering has not occurred on or prior to November 22, 2027, the entire Preferred Return shall accrue at the then-applicable Preferred Return plus 4% and shall be payable monthly in cash.

Excluded Properties

As of November 23, 2022, the Eagles Sub-OP indirectly owned the following eight properties: (i) Brookhill Azalea Shopping Center, (ii) Vista Shops, (iii) Hollinswood Shopping Center, (iv) Avondale Shops, (v) Greenwood Village Shopping Center, (vi) Lamar Station Plaza, (vii) Lamar Station Plaza East and (viii) Midtown Row.

The subsidiaries of the Operating Partnership that indirectly own the following nine properties were not contributed to the Eagles Sub-OP in connection with the closing of the Preferred Equity Investment but will be contributed to the Eagles Sub-OP on or prior to the applicable outside date: (i) Highlandtown, (ii) Spotswood, (iii) Cromwell Field and (iv) the six properties securing the Basis Term Loan (Crestview Square, Coral Hills Shopping Center, Dekalb Plaza, Midtown Row Building 10, West Broad Commons Shopping Center and Williamsburg Shopping Center (the “Portfolio Excluded Properties” and, collectively with Highlandtown, Spotswood and Cromwell Field, the “Excluded Properties”). The outside dates for Cromwell Field, Highlandtown, the Basis Excluded Properties and Spotswood are December 31, 2022, May 6, 2023, June 30, 2023 and July 6, 2023, respectively. On or prior to the applicable outside date, (i) the property-owning entity for the applicable Excluded Property must be contributed to the Eagles Sub-OP, (ii) the current mortgage loan for the applicable Excluded Properties must be paid off and released and, in the case of Highlandtown and Spotswood, the preferred equity must be redeemed and (iii) the property owner must enter into one or more new mortgage loans secured by the applicable Excluded Property.

Qualified Public Offering

Under the Operating Agreement, a “Qualified Public Offering” is defined as an underwritten public offering of shares of the Company’s common stock (“Common Stock”) listed on the New York Stock Exchange, the NYSE American, the Nasdaq Global Market or the Nasdaq Global Select Market with gross proceeds to the Company of not less than $150.0 million from shares issued to unaffiliated third parties, with a minimum of 35% of such shares issued to institutional investors and subject to certain other conditions. If the Company has not completed a Qualified Public Offering by November 22, 2025, the Fortress Member has the right to (i) require the Company and its subsidiaries to pursue the feasibility of “going private” (including ceasing to report with the SEC), (ii) require the Company and its subsidiaries to decrease expenses in accordance with the Operating Agreement, and (iii) cause the Company to commence and pursue a process for the Eagles Sub-OP to sell properties to achieve a Total Yield (as defined in the Operating Agreement) (A) with respect to all properties, directly or indirectly, owned by the Sub-OP (the “Portfolio”) of at least (x) 8.5% by May 22, 2026, (y) 9.0% by November 22, 2026, and (z) 9.5% by May 22, 2027, and (B) with respect to the Portfolio excluding Midtown Row (as defined below), at least (x) 9.25% by May 22, 2026, (y) 9.75% by November 22, 2026, and (z) 10.25% by May 22, 2027.

Trigger Events

Under the Operating Agreement, Trigger Events include, but are not limited to, the following: (i) fraud, gross negligence, willful misconduct, criminal acts or intentional misappropriation of funds with respect to a property by the Company or any of its subsidiaries; (ii) a Bankruptcy Event (as defined in the Operating Agreement) with respect to the Company or any of its subsidiaries, except for an involuntary bankruptcy that is dismissed within 90 days of commencement; (iii) a material breach of certain provisions of the Operating Agreement; (iv) monetary defaults or material non-monetary defaults under the mortgage loans secured by properties in the Portfolio or the Excluded Properties or the Fortress Mezzanine Loan (as defined below); (v) failure to meet the minimum Total Yield requirements under the Operating Agreement; (vi) failure to pay the Current Preferred Return (subject to a limited cure period) or failure to make distributions as required by the Operating Agreement; (vii) the occurrence of a Change of Control (as defined in the Operating Agreement); (viii) failure to contribute the Excluded Properties and consummate the related transactions by the applicable outside date; (ix) Michael Jacoby, the Company’s chief executive officer and chairman of its board of directors, (A) ceasing to be employed as the chief executive officer of the Company, (B) not being activity involved in the management of the Company or (C) failing to hold an aggregate of at least 3,802,594 shares of Common Stock and OP Units (as defined below), in each case subject to the Company’s right to appoint a replacement chief executive officer reasonably acceptable to the Fortress Member within 90 days; and (x) material breaches or material defaults of the Company, the Operating Partnership or their subsidiaries under the Investment Agreement, the Cash Flow Pledge or the Governance Agreement.

Upon the occurrence of a Trigger Event, the Fortress Member has the right to cause the Eagles Sub-OP to redeem the Preferred Interest by payment to the Fortress Member of the full amount of the Redemption Amount upon not less than 90 days prior written notice to the Eagles Sub-OP, unless the Trigger Event is in connection with a Bankruptcy Event, in which case the redemption must occur as of the date of such Trigger Event.

In addition, in the event of a Trigger Event or if a Qualified Public Offering has not occurred by November 22, 2027, the Fortress Member can exercise the following rights, among others: (i) remove the Operating Partnership as the managing member of the Eagles Sub-OP; (ii) cause the Eagles Sub-OP to sell one or more properties until the entire Preferred Interest has been redeemed for the Redemption Amount; (iii) cause the Eagles Sub-OP to use certain reserve accounts to pay the Fortress Member the full Redemption Amount; and (iv) terminate all property management and other service agreements with affiliates of the Company.

Mandatory Redemption and Conversion upon Qualified Public Offering

Upon the closing of a Qualified Public Offering, unless earlier redeemed, the Eagles Sub-OP must redeem the entire Preferred Interest by payment in cash to the Fortress Member of the full Redemption Amount, provided that (i) the Eagles Sub-OP may elect, in its discretion, not to redeem $37.5 million of the Preferred Equity Investment and (ii) $25.0 million of the Preferred Equity Investment (less the amount of the Fortress Mezzanine Loan converted into Common Stock in connection with such Qualified Public Offering, if any) will be converted to shares of Common Stock at a price of $2.00 per share, subject to certain adjustments.

Voluntary Redemption

The Operating Partnership may cause the Eagles Sub-OP to redeem the Preferred Interest in whole (but not in part), by payment in cash to the Fortress Member of the full Redemption Amount, as long as the Fortress Mezzanine Loan is repaid in full before or concurrently with such redemption.

The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the Operating Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Governance Agreement

Pursuant to the Governance Agreement, so long as (i) the Preferred Equity Investment outstanding, in whole or in part, or (ii) the Fortress Member or its affiliates hold five percent (5%) or more of the issued and outstanding Common Stock (assuming all securities held by the Fortress Member or its affiliates that are convertible or exchangeable into shares of Common Stock have been so converted or exchanged) (the “Governance Rights Period”), at each annual or special meeting of the stockholders of the Company, the Company must nominate, and use reasonable efforts to solicit proxies for, a person identified by the Fortress Member (the “Fortress Director”) to serve on the Board. During the Governance Rights Period, any vacancy in the Fortress Director’s seat on the Board must be filled by the Board with a new Fortress Director identified by the Fortress Member. Furthermore, Mr. Jacoby and Thomas M. Yockey, a director of the Company, agreed to vote in favor of each Fortress Director nominated to serve on the Board.

In addition, upon the request of the Fortress Member, the Company must appoint the Fortress Director to each committee of the Board as the Fortress Member may request, subject to certain exceptions and applicable independence and other requirements of the SEC or any national securities exchange or over-the-counter market on which the Common Stock is traded or quoted.

In connection with the closing of the Preferred Equity Investment, the Board appointed Noah Shore to serve as the initial Fortress Director. See Item 5.02 below for further details regarding the appointment of Mr. Shore.

During the Governance Rights Period, the Fortress Member is also entitled to designate an individual to attend meetings of the Board or any committee thereof, in each case as a non-voting observer and subject to certain exceptions.

The foregoing description of the Governance Agreement does not purport to be complete and is qualified in its entirety by reference to the Governance Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Fortress Warrant

The Fortress Warrant provides the Fortress Member the right to purchase 2,560,000 shares of Common Stock at an exercise price of $0.01 per share, subject to certain adjustments. The Fortress Warrant may be exercised on a cashless basis and will automatically be deemed exercised in full on a cashless basis upon the occurrence of a Qualified Public Offering.

If at any time the Company grants, issues or sells any convertible securities or other rights to purchase stock, warrants, securities or other property pro rata to holders of shares of Common Stock, the Fortress Member will be entitled to acquire, on the same terms as granted to holders of shares of Common Stock, the aggregate number of convertible securities or other rights to purchase stock, warrants, securities or other property that the Fortress Member would have otherwise been entitled to acquire had the Fortress Member held the number of shares of Common Stock acquirable upon complete exercise of the Fortress Warrant on the record date for such grant by the Company.

In the event of a Reorganization Event (as defined in the Fortress Warrant), as a result of which the Common Stock would be converted into, or exchanged for stock, other securities, other property or assets, the right to receive shares of Common Stock upon exercise of the Fortress Warrant will be changed to a right to receive the kind and amount of shares of stock, other securities or other property or assets that a holder of one share of Common Stock was entitled to receive in connection with such Reorganization Event.

The foregoing description of the Fortress Warrant does not purport to be complete and is qualified in its entirety by reference to the Fortress Warrant, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Cash Flow Pledge

Pursuant to the Cash Flow Pledge, the Operating Partnership pledged to the Eagles Sub-OP, and agreed to contribute to the Eagles Sub-OP, all distributions that the Operating Partnership receives from its subsidiaries that, directly or indirectly, own the Excluded Properties, after taking into account amounts payable by such entities on account of mortgages secured by the Excluded Properties.

The foregoing description of the Cash Flow Pledge does not purport to be complete and is qualified in its entirety by reference to the Cash Flow Pledge, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Guaranty of Recourse Obligations

Pursuant to the Company Guaranty, the Company guaranteed certain obligations of its subsidiaries under the Transaction Documents for the benefit of the Fortress Member. In addition, Messrs. Jacoby and Yockey guaranteed the full payment of the Redemption Amount in the event of a bankruptcy event of a Broad Street entity without the consent of the Fortress Member or certain other events that interfere with the rights of the Fortress Member under the Transaction Documents.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company provided the Fortress Member with certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Interest and/or the Fortress Mezzanine Loan and the exercise of the Fortress Warrant, including, at any time after a Qualified Public Offering, up to three demand registrations and up to three underwritten offerings in any 12-month period, as well as certain piggyback rights. In addition, the Company and the Fortress Member agreed to certain lock-up restrictions in connection with any underwritten offerings.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.6 hereto and incorporated herein by reference.

Partnership Agreement Amendment

In connection with the Midtown Row Acquisition, on November 22, 2022, the general partner of the Operating Partnership entered into Amendment No. 1 (the “LPA Amendment”) to the Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) in order to provide for the issuance, and the designation of the terms and conditions, of newly classified Series A preferred units of limited partnership interest in the Operating Partnership (the “Preferred OP Units”).

Under the LPA Amendment, each Preferred OP Unit has a liquidation preference (the “Liquidation Preference”) equal to the sum of (i) $2.00 and (ii) the accrued Capitalized Preferred OP Unit Return (as defined below). Pursuant to the LPA Amendment, the holders of Preferred OP Units are entitled to monthly distributions, a portion of which will be paid in cash (the “Current Preferred OP Unit Return”) and a portion of which will accrue on and be added to the Liquidation Preference each month (the “Capitalized Preferred OP Unit Return” and, together with the Current Preferred OP Unit Return, the “Preferred OP Unit Return”). The initial Preferred OP Unit Return is 12% per annum, comprised of a 5% Current Preferred OP Unit Return and 7% Capitalized Preferred OP Unit Return. The Capitalized Preferred OP Unit Return increases each year by 1%. After November 23, 2027, the Preferred OP Unit Return will be 19% per annum, all payable in cash, and will increase an additional 3% each year thereafter.

Holders of the Preferred OP Units have the right to convert (the “Optional Conversion Right”) each Preferred OP Unit into one Class A common unit of limited partnership interest in the Operating Partnership (a “Common OP Unit” and, together with the Preferred OP Units, “OP Units”), plus a cash payment for each Preferred OP Unit so converted equal to (i) (A) the Liquidation Preference at such time, minus (B) $2.00 and (ii) all accrued and unpaid Preferred OP Unit Return (to the extent not already added to the Liquidation Preference) (the “Conversion Liquidation Payment”).

On the date that the Common Stock is first listed on the New York Stock Exchange, the NYSE American or the Nasdaq Stock Market, each Preferred OP Unit will automatically convert into one Common OP Unit and the right to receive the Conversion Liquidation Payment.

The Operating Partnership has the right to redeem some or all of the Preferred OP Units for cash in an amount per unit equal to the sum of (i) the Liquidation Preference plus (ii) all accrued and unpaid Preferred OP Unit Return (to the extent not already added to the Liquidation Preference).

Holders of the Preferred OP Units have no voting rights except with respect to (i) the issuance of partnership units of the Operating Partnership senior to the Preferred OP Units as to the right to receive distributions and upon liquidation, dissolution or winding up of the Operating Partnership, (ii) the issuance of additional Preferred OP Units and (iii) amendments to the Partnership Agreement that materially and adversely affect the rights or benefits of the holders of the Preferred OP Units.

The foregoing description of the LPA Amendment does not purport to be complete and is qualified in its entirety by reference to the LPA Amendment, which is filed as Exhibit 10.7 hereto and incorporated herein by reference.

MTR Loans

The information under Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Midtown Row

On November 23, 2022, a wholly owned subsidiary of the Eagles Sub-OP completed the previously announced acquisition of the mixed-use property in Williamsburg, Virginia known as Midtown Row (such property, “Midtown Row” and such acquisition, the “Midtown Row Acquisition”), for $118.7 million in cash, 448,180 Common OP Units and 1,851,820 Preferred OP Units. The Midtown Row Acquisition was completed pursuant to the previously announced purchase and sale agreement, dated December 21, 2021, by and between the Company and BBL Current Owner, LLC (“BBL Current”). The cash portion of the purchase price was funded with proceeds from the Midtown Row Mortgage (as defined below), the Fortress Mezzanine Loan and the Preferred Equity Investment.

Midtown Row is a recently completed development, located adjacent to the College of William and Mary and comprised of 240 student housing units with 620 beds, which is 100% leased, and a retail component consisting of 63,573 square feet of gross leasable area, which was 32% leased with annualized base rent (“ABR”) per square foot of $25.72 as of October 30, 2022. Retail tenants include California Tortilla, Super Chix, Mezeh Grill, Pedego Electric Bikes and Shear Magic Salon.

As consideration in the Midtown Row Acquisition as a result of their direct or indirect interests in BBL Current, (i) Mr. Jacoby received 97,086 Common OP Units, (ii) Daniel J.W. Neal, a director of the Company, indirectly received 202,861 Common OP Units, (iii) Jeffrey H. Foster, a director of the Company, received 33,810 Common OP Units, (iv) Mr. Yockey received 97,086 Common OP Units and (v) Alexander Topchy, the Company’s chief financial officer, received 17,337 Common OP Units. As previously disclosed, Mr. Jacoby serves as the chief executive officer and a director of BBL Current, and the Company served as the development manager for Midtown Row and serves as the property manager and the leasing broker for the retail portion of Midtown Row. The Midtown Row acquisition was unanimously approved by the Board, including its disinterested directors.

Lamar Station Plaza Merger

On November 23, 2022, a wholly owned subsidiary (“LSP Merger Sub”) of the Eagles Sub-OP merged with and into BSV Lamont Investors LLC (“BSV Lamont”) with BSV Lamont surviving as a subsidiary of the Eagles Sub-OP (the “LSP Merger”). The LSP Merger was completed pursuant to the previously announced agreement and plan of merger, dated as of May 28, 2019 (as amended, the “LSP Merger Agreement”), by and among the Company, Broad Street Operating Partnership, LP (the “Operating Partnership”), LSP Merger Sub and BSV Lamont. Pursuant to the LSP Merger Agreement, the Company issued an aggregate of 573,529 Common OP Units to the prior investors in BSV Lamont as consideration in the LSP Merger. In addition, the Company repaid approximately $7.8 million of bonds and loans held by Lamont Street Partners, LLC (“Lamont Street”) in connection with the LSP Merger.

As a result of the LSP Merger, the Eagles Sub-OP acquired Lamar Station Plaza, a retail shopping center located in Lakewood, Colorado with approximately 187,000 square feet of gross leasable area that was 98% leased with ABR per square foot of $11.06 as of November 22, 2022. Notable tenants include Casa Bonita, Ross Dress for Less, Planet Fitness, Dollar Tree, Westfax Brewing Company and Dutch Bros. Coffee.

In connection with the LSP Merger, the Company assumed a $15.5 million mortgage loan secured by Lamar Station Plaza, which bears interest at one-month SOFR plus a margin of 2.75% and matures on December 4, 2023.

As consideration in the LSP Merger as a result of their interests in BSV Lamont, (i) Mr. Jacoby received 136,213 Common OP Units, (ii) Mr. Yockey received 136,213 Common OP Units and (iii) Mr. Topchy received 14,338 Common OP Units. The consideration in the LSP Merger was negotiated between BSV Lamont and the prior management team and Board of the Company prior to entering into the LSP Merger Agreement on May 28, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

MTR Loan

On November 22, 2022, in connection with the Midtown Row Acquisition, BSR Midtown Current LLC, an indirect subsidiary of the Eagles Sub-OP (“Midtown Current”), and American General Life Insurance Company and The Variable Annuity Life Insurance Company (collectively, the “Mortgage Lender”) entered into a loan agreement (the “MTR Loan Agreement”) pursuant to which the Mortgage Lender made a senior secured term loan of $76.0 million (the “MTR Loan”) to Midtown Current. Pursuant to the MTR Loan Agreement, the MTR Loan is secured by a mortgage on Midtown Row. The MTR Loan matures on December 1, 2027. The MTR Loan bears interest at a rate equal to 6.48% per annum. Until December 1, 2025, payments made on the MTR Loan will be interest-only. Midtown Current’s obligations under the MTR Loan Agreement are guaranteed by the Company.

The Company used the proceeds from the MTR Loan to pay part of the cash portion of the purchase price for the Midtown Row Acquisition.

The MTR Loan Agreement contains certain customary representations and warranties and affirmative negative and restrictive covenants, including certain property related covenants for Midtown Row, including related to repairs, maintenance and alterations. The Mortgage Lender has certain approval rights over renewals, extensions or amendments of Material Leases (as defined in the MTR Loan Agreement) and property management agreements for Midtown Row. The MTR Loan Agreement includes a debt service coverage calculation based on Net Operating Income (as defined in the MTR Loan Agreement) and the amounts due under the MTR Loan Agreement for the period. A debt service coverage ratio below 1.15x gives the Mortgage Lender the right to commence a Cash Management Period (as defined in the MTR Loan Agreement). Under the MTR Loan Agreement, the Cash Management Period would continue until the debt service coverage ratio has been met for two consecutive quarters.

The MTR Loan Agreement provides for customary events of default, including nonpayment of principal and other amounts when due, non-performance of covenants (subject to notice and cure periods), breach of representations and warranties, certain bankruptcy or insolvency events and sales, transfers or changes of control not in accordance with the provisions of the MTR Loan Agreement. If an event of default occurs and is continuing under the MTR Loan Agreement, the Mortgage Lender may, among other things, require the immediate payment of all amounts owed thereunder.

The foregoing description of the MTR Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the MTR Loan Agreement, which is filed as Exhibit 10.10 hereto and incorporated herein by reference.

Fortress Mezzanine Loan

On November 22, 2022, in connection with the Midtown Row Acquisition, Midtown Parent and CF Flyer Mezz Lender LLC, an affiliate of Fortress (the “Mezzanine Lender”), entered into a mezzanine loan agreement (the “Fortress Mezzanine Loan Agreement”) pursuant to which the Mezzanine Lender made a $15.0 million mezzanine loan (the “Fortress Mezzanine Loan”) to Midtown Parent. Pursuant to the Fortress Mezzanine Loan Agreement, the Fortress Mezzanine Loan is secured by 100% of the membership interests in Midtown Current. The Fortress Mezzanine Loan matures on December 1, 2027. Pursuant to the Fortress Mezzanine Loan Agreement, a portion of the interest on the Fortress Mezzanine Loan will be paid in cash (the “Current Interest”) and a portion of the interest will be capitalized and added to the principal amount of the Fortress Mezzanine Loan each month (the “Capitalized Interest” and, together with the Current Interest, the “Mezzanine Loan Interest”). The initial Mezzanine Loan Interest rate is 12% per annum, comprised of a 5% Current Interest rate and a 7% Capitalized Interest rate. The Capitalized Interest rate increases each year by 1%. Midtown Parent’s obligations under the Fortress Mezzanine Loan Agreement are guaranteed by the Company.

The Company used the proceeds from the Fortress Mezzanine Loan to pay part of the cash portion of the purchase price for the Midtown Row Acquisition.

The Fortress Mezzanine Loan Agreement contains certain customary representations and warranties and affirmative negative and restrictive covenants, including certain property related covenants for Midtown Row, including related to repairs, maintenance and alterations. The Mezzanine Lender has certain approval rights over renewals, extensions or amendments of Material Leases and property management agreements for Midtown Row.

The Fortress Mezzanine Loan Agreement provides for customary events of default, including nonpayment of principal and other amounts when due, non-performance of covenants (subject to notice and cure periods), breach of representations and warranties, certain bankruptcy or insolvency events and sales, transfers or changes of control not in accordance with the provisions of the Fortress Mezzanine Loan Agreement. The Fortress Mezzanine Loan Agreement also provides for cross-default in the event of a Trigger Event (under the Operating Agreement) or an event of default under the MTR Loan Agreement. If an event of default occurs and is continuing under the Fortress Mezzanine Loan Agreement, the Mezzanine Lender may, among other things, require the immediate payment of all amounts owed thereunder.

The Fortress Mezzanine Loan (including a prepayment penalty) will be due and payable in connection with a Qualified Public Offering. However, in connection with the Qualified Public Offering, the Mezzanine Lender has the right to convert all or a portion of the principal of the Fortress Mezzanine Loan and the prepayment penalty into shares of Common Stock at a price of $2.00 per share, subject to certain adjustments.

The foregoing description of the Fortress Mezzanine Loan does not purport to be complete and is qualified in its entirety by reference to the Fortress Mezzanine Loan, which is filed as Exhibit 10.11 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 under the heading “Fortress Warrant” and under Item 2.01 above regarding the issuance of OP Units as consideration in the Midtown Row Acquisition and the LSP Merger is incorporated into this Item 3.02 by reference. The Fortress Warrant and the OP Units were issued pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. Issuances of the Fortress Warrant and OP Units were made only to persons who qualify as “accredited investors” as defined under the Securities Act.

On November 23, 2022, in connection with the LSP Merger, the Company issued to Lamont Street warrants to purchase 500,000 shares of Common Stock at an exercise price of $0.01 per share (the “Lamont Street Warrants”). The Lamont Street Warrants were issued pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. Lamont Street qualifies as an “accredited investor” as defined under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Preferred Equity Investment and pursuant to the Governance Agreement, on November 22, 2022, the Board increased the size of the board to eight directors and appointed Noah Shore as a member of the Board, effective upon the closing. Mr. Shore will serve until the Company’s 2023 annual meeting of stockholders or until his successor is duly elected and qualifies. Mr. Shore has not been appointed to any Board committees at this time.

Mr. Shore, age 49, currently serves as Managing Director and Head of Real Estate Special Situations at Fortress, where he has worked since April 2007. Mr. Shore has over 20 years of experience in real estate investment and development. For the last 12 years, Mr. Shore has focused on debt and equity investments for the Fortress Real Estate and Credit Funds and overseeing the fund’s retail investments. From December 1999 to April 2007, Mr. Shore served as Vice President at The Taubman Company and focused on leasing and development of shopping centers. Mr. Shore has a Bachelor of Science in Finance from the University of Colorado at Boulder.

Pursuant to the Governance Agreement, Mr. Shore will not receive any compensation from the Company or its affiliates in his capacity as a director. Mr. Shore has entered into an indemnification agreement with the Company substantially in the form attached as Exhibit 10.3 to the Company’s Annual Report on Form 10-K, filed on April 15, 2022.

The information under Item 1.01 above regarding the arrangements pursuant to which Mr. Shore was selected to selected as a director is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The required financial statements of the acquired properties will be filed in accordance with Rule 8-06 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the date on which this initial Current Report was required to be filed.

(b) Unaudited Pro Forma Financial Information.

The required pro forma financial statements of the Company will be filed in accordance with Rule 8-05 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the date on which this Current Report was required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated May 28, 2019, by and among BSV Lamont Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Lamont Merger Sub LLC. (Incorporated by reference to Exhibit 2.13 to the Company’s Current Report on Form 8-K, filed on May 31, 2019).

2.2*

First Amendment to Agreement and Plan of Merger, dated as of November 27, 2019, by and among BSV Lamont Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Lamont Merger Sub LLC. (Incorporated by reference to Exhibit 2.13 to the Company’s Current Report on Form 8-K, filed on December 3, 2019).

2.3*

Second Amendment to the Agreement and Plan of Merger, dated as of May 28, 2019, by and among BSV Lamont Investors LLC, Broad Street Operating Partnership, LP, MedAmerica Properties Inc. and BSV Lamont Merger Sub LLC.

(Incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed on December 27, 2019).
10.1	Preferred Equity Investment Agreement, dated November 22, 2022, by and between Broad Street Operating Partnership, LP, Broad Street Eagles JV LLC and CF Flyer PE Investor LLC.
10.2

Amended and Restated Limited Liability Company Agreement of Broad Street Eagles JV LLC, dated November 22, 2022, by and between Broad Street Operating Partnership, LP, CF Flyer PE Investor LLC and the Independent Manager (as defined therein).

10.3	Governance Agreement, dated November 22, 2022, by and between Broad Street Realty, Inc., CF Flyer PE Investor LLC and the other parties named therein.
10.4	Warrant to Purchase Common Stock, dated November 22, 2022, by and between Broad Street Realty, Inc. and CF Flyer PE Investor LLC.
10.5	Cash Flow Pledge Agreement, dated November 22, 2022, by Broad Street Operating Partnership, LP in favor of CF Flyer PE Investor LLC.
10.6	Registration Rights Agreement, dated November 22, 2022, by and between Broad Street Realty, Inc. and CF Flyer PE Investor LLC.
10.7	Amendment No.1 to the Agreement of Limited Partnership of Broad Street Operating Partnership, LP, dated November 22, 2022.
10.8*

Purchase and Sale Agreement, dated December 21, 2021, by and among Broad Street Realty, Inc. and BBL Current Owner, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 27, 2021).

10.9*

Third Amendment and Reinstatement of Purchase and Sale Agreement dated September 1, 2022, by and among Broad Street Realty, Inc. and BBL Current Owner LLC (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on September 6, 2022).

10.10	Loan Agreement, dated November 22, 2022, by and between American General Life Insurance Company and The Variable Annuity Life Insurance Company, as lender, and BSR Midtown Current LLC, as borrower.
10.11	Mezzanine Loan Agreement, dated November 22, 2022, by and between CF Flyer Mezz Lender LLC, as lender, and BSR Midtown Current Parent LLC, as borrower.
104	Cover Page Interactive Data File – The cover page XBRL tags are embedded within the Inline XBRL document

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* Previously filed

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. federal securities laws. These statements are based on current expectations of the Company’s management with respect to the transactions and other matters described in this Current Report on Form 8-K (the “Transactions”). While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: the ability to recognize the benefits of the Transactions; the amount of the costs, fees, expenses and charges related to the Transactions; the Company’s substantial leverage as a result of indebtedness incurred and preferred equity issued in connection with the Transactions, which could adversely affect the Company’s ability to pay cash dividends and meet other cash needs; the Company’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due, including in connection with the contribution of the Excluded Properties to the Eagles Sub-OP; the occurrence of a Trigger Event under the Operating Agreement, including as a result of the failure to contribute the Excluded Properties to the Eagles Sub-OP by the applicable outside date; the availability of financing and capital to the Company; the Company’s ability to identify, finance, consummate and integrate additional acquisitions or investments; adverse economic or real estate developments, either nationally or in the markets in which the Company’s properties are located; adverse changes in financial markets or interest rates; the nature and extent of competition for tenants and acquisitions; other factors affecting the retail industry or the real estate industry generally; and other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other documents filed by the Company with the SEC from time to time. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. Except as otherwise may be required by law, the Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD STREET REALTY, INC.

Date:	November 25, 2022	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby Chief Executive Officer